CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                               C400
                                                                     Dollar Amounts in Thousands     RCFD    Bil Mil Thou
----------------------------------------------------------------------------------------------------------------------------
ASSETS

 1.  Cash and balances due from depository institutions (from Schedule RC-A):
     a.  Noninterest-bearing balances and currency and coin(1)..................................     0081    4,473,562   1.a.
     b.  Interest-bearing balances(2)...........................................................     0081      159,113   1.b.
 2.  Securities:
     a.  Held-to-maturity securities (from schedule RC-B, column A).............................     1754    1,303,183   2.a.
     b.  Available-for-sale securities (from Schedule RC-B, column D)...........................     1773    7,934,740   2.b.
 3.  Federal funds sold and securities purchased under agreements to resell.....................     1350    2,305,347   3.
 4.  Loans and lease financing receivables:
     a.  Loans and leases, net of unearned income (from Schedule RC-C)  RCFD 2122     59,060,409                         4.a.
     b.  LESS:  Allowance for loan and lease losses..................   RCFD 3123        875,011                         4.b.
     c.  LESS:  Allocated transfer risk reserve......................   RCFD 3128              0                         4.c.
     d.  Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b and 4.c)....................................     2125   58,185,398   4.d.
 5.  Trading assets (from Schedule RC-D)........................................................     3545    2,298,398   5.
 6.  Premises and fixed assets (including capitalized leases)...................................     2145    1,622,300   6.
 7.  Other real estate owned (from Schedule RC-M)...............................................     2160       48,538   7.
 8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)...     2130       74,680   8.
 9.  Customers' liability to this bank on acceptances outstanding...............................     2155      643,693   9.
10.  Intangible assets (from Schedule RC-M).....................................................     2143    1,469,446  10.
11.  Other assets (from Schedule RC-F)..........................................................     2160    3,381,292  11.
12.  Total assets (sum of items 1 through 11)...................................................     2170   83,899,690  12.

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(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


                                                                     Dollar Amounts in Thousands            Bil Mil Thou
----------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:
     a.   In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)..............................................................................  RCOM 2200  50,765,146  13.a.
          (1)  Noninterest-bearing(1)...............................    RCON 6631     12,218,938                        13.a.(1)
          (2)  Interest-bearing.....................................    RCON 6636     38,548,208                        13.a.(2)
     b.   In foreign offices, Edge and Agreement subsidiaries, and IRFs (from Schedule RC-E,
          part II).............................................................................  RCFN 2200   7,831,207  13.b.
          (1)  Noninterest-bearing.................................     RCFN 6631             0                         13.b.(1)
          (2)  Interest-bearing....................................     RCFN 6636      7,831,207                        13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase................  RCFD 2800  10,011,148  14.
15   a. Demand notes issued to the U.S. Treasury...............................................  RCON 2840     211,051  15.a.
     b. Trading liabilities (from Schedule RC-D)...............................................  RCFD 3548   2,297,315  15.b.
16.  Other borrowed money (included mortgage indebtedness and obligations under capitalized leases):
     a.   With a remaining maturity of one year or less........................................  RCFD 2332   2,202,979  16.a.
     b.   With a remaining maturity of more than one year through three years..................  RCFD A547     524,062  16.b.
     c.   With a remaining maturity of more than three years...................................  RCFD A548      22,062  16.c.
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding..................................  RCFD 2920      643,693 18.
19.  Subordinated notes and debentures(2)......................................................  RCFD 3200    1,899,753 19.
20.  Other liabilities (from Schedule RC-G)....................................................  RCFD 2930    1,475,586 20.
21.  Total liabilities (sum of items 13 through 20)............................................  RCFD 2948   77,884,002 21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.............................................  RCFD 3838            0 23.
24.  Common Stock..............................................................................  RCFD 3230       82,795 24.
25.  Surplus (exclude all surplus related to preferred stock)..................................  RCFD 3839    3,709,471 25.
26.  a.   Undivided profits and capital reserves...............................................  RCFD 3632    2,191,664 26.a.
     b.   Net unrealized holding gains (losses) on available-for-sale securities...............  RCFD 8434       31,858 26.b.
27.  Cumulative foreign currency translation adjustments.......................................  RCFD 3284            0 27.
28.  Total equity capital (sum of items 23 through 27).........................................  RCFD 3210    6,015,688 28.
29.  Total liabilities and equity capital (sum of items 21 and 28).............................  RCFD 3300   83,899,690 29.

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
Memorandum
To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external
     auditors as of any date during 1996..........................................................RCFD 6724         N/A M.1.


1 *  Independent audit of the bank conducted in accordance            4 * Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified            external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank            authority)
2. * Independent audit of the bank's parent holding company           5 * Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing              auditors
     standards by a certified public accounting firm which            6 * Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company                 auditors
     (but not on the bank separately)                                 7 * Other audit procedures (excluding tax preparation work)
3 *  Directors' examination of the bank conducted in                  8 * No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)
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(1)  Includes  total  demand  deposits and  noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.